UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Co-Chief Operating Officers

Jennifer J. Banks

On March 6, 2018, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Jennifer J. Banks as Co-Chief Operating Officer, General Counsel, and Corporate Secretary, effective as of April 23, 2018.  Prior to the effective date of this election, Ms. Banks served the Company as Executive Vice President, General Counsel and Corporate Secretary since 2008, and has been with the Company since 2002. Ms. Banks has over 18 years of commercial real estate and related legal experience. Ms. Banks previously practiced law in the real estate departments of Skadden, Arps, Meagher & Flom LLP and O’Melveny & Myers LLP, where she specialized in acquisition, complex leasing, joint venture, lending, and other finance transactions, representing a variety of REITs, private developers, and institutional investors. Ms. Banks is a member of the American Bar Association (ABA), serves on the Executive Committee of the Corporate Law Departments Section of the Los Angeles County Bar Association, and is the former Vice Chair of the Green and Sustainable Transactions Committee of the ABA. She is a council member of the City of Hope Los Angeles Real Estate & Construction Industries Council, and also serves on its Executive Committee. Ms. Banks received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctor from Stanford Law School.

On March 19, 2018, the Company entered into an amended executive employment agreement with Ms. Banks pursuant to her election as Co-Chief Operating Officer, General Counsel, and Corporate Secretary, which agreement will become effective as of April 23, 2018.  As amended, Ms. Bank’s executive employment agreement reflects her new position, duties and reporting structure and provides that her annual base salary will be $450,000 effective as of April 23, 2018.    Ms. Banks will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine. Additional terms of Ms. Bank’s amended executive employment agreement are described below under “Description of Employment Agreements.”

Lawrence J. Diamond

On March 6, 2018, the Board elected Lawrence J. Diamond as Co-Chief Operating Officer and Regional Market Director — Maryland, effective as of April 23, 2018.  Prior to the effective date of this election, Mr. Diamond served the Company as Senior Vice President — Regional Market Director — Maryland since July 2005. Mr. Diamond previously served as Vice President — Asset Services, Mid-Atlantic Region Regional Market Director (Maryland) from January 2000 to July June 2005 and Assistant Vice President — Asset Services from November 1998 to December 1999. Throughout his tenure with the Company, Mr. Diamond has been responsible for the management of the Company’s Maryland Region asset base and operation. From January 1994 to November 1998, Mr. Diamond served as Director of Facility Services for Manor Care, Inc. where he was responsible for management of corporate real estate. From 1980 to 1994, Mr. Diamond’s real estate career was focused on regional Maryland management firms starting with B.F. Saul Company. He gained expertise in all phases of property management, accounting, leasing and construction services. Mr. Diamond has served on Maryland’s Life Science Advisory Board. Mr. Diamond received his Bachelor of Science degree in Accounting / Business Administration from Frostburg State University.

On March 19, 2018, the Company entered into an executive employment agreement with Mr. Diamond pursuant to his election as Co-Chief Operating Officer and Regional Market Director — Maryland, which agreement will become effective as of April 23, 2018. Mr. Diamond’s executive employment agreement provides that his annual base salary will be $450,000 effective as of April 23, 2018.    In addition, Mr. Diamond will be eligible for an annual bonus and periodic equity awards as the Board may determine.  Additional terms of Mr. Diamond’s executive employment agreement are described below under “Description of Employment Agreements.”

Description of Employment Agreements

Each of the executive employment agreements described above (each an “Agreement” and collectively, the “Agreements”) provides that the applicable executive is employed at-will, with the term of each of the Agreements beginning April 23, 2018 and ending on the date that the Agreement is terminated by either party pursuant to the provisions of the applicable agreement. Each of the Agreements further provides that the executive’s base salary shall increase annually by no less than a cost-of-living adjustment based on an index published by the United States Department of Labor.

The Agreement with Ms. Banks continues to provide, and the Agreement with Mr. Diamond now provides, that if the applicable executive’s employment terminates without cause or the executive resigns for good reason not in connection with a change in control of the Company, such executive is entitled to receive severance generally equal to one year of the executive’s base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The Agreement with Ms. Banks further continues to provide, and the Agreement with Mr. Diamond now provides, that if, upon or within two years following a change in control of the Company, the Company terminates the Agreement without cause or the executive terminates the Agreement for good reason, the executive is entitled to receive severance generally equal to a multiple of the executive’s base salary and a cash incentive bonus equal to a multiple of the cash incentive bonus amount the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The multiple for Ms. Banks remains 1.5x and the multiple for Mr. Diamond has been set as 1.5x.  In any of the foregoing cases, all of the executive’s unvested shares of restricted stock in the Company will vest on the executive’s last day of employment and the executive will receive a prorated grant of fully vested stock based on the Company’s grant to the executive for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third and fourth years prior to the year in which the executive’s employment terminates.

The Agreement with Ms. Banks also continue to provide, and the Agreement with Mr. Diamond now provides, that if the Company terminates the applicable executive’s employment without cause, or the executive terminates his or her employment for good reason, the Company will pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after the executive’s last day of employment with the Company or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

The foregoing descriptions of each of the Agreements do not purport to be complete and are qualified in their entirety by the full text of the applicable Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018.

Press Releases Regarding Election of Co-Chief Operating Officers

The Company elected to delay the filing of the disclosure of the appointment of Jennifer J. Banks as Co-Chief Operating Officer, General Counsel, and Corporate Secretary and Lawrence J. Diamond as Co-Chief Operating Officer and Regional Market Director — Maryland until the public announcement of such appointments in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K which permits a delay in filing Form 8-K until the day on which the registrant otherwise makes a public announcement of the appointment of a particular officer.

A copy of the Company’s press release relating to the events described herein is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press release, dated March 20, 2018, regarding election of Co-Chief Operating Officers

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 20, 2018, regarding election of Co-Chief Operating Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 20, 2018	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer